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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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        Date of Report (Date of earliest event reported): March 29, 2005
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                                  Conn's, Inc.
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             (Exact name of registrant as specified in its charter)


              Delaware                  000-50421          06-1672840
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  (State or other jurisdiction of      (Commission        (IRS Employer
           incorporation)              File Number)     Identification No.)


                 3295 College Street
                   Beaumont, Texas                        77701
       (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (409) 832-1696
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                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

         On March 29, 2005, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Conn's, Inc. (the "Company") adopted a cash bonus program for the 2006 fiscal year. The Company's named executive officers, as well as certain other executive officers and certain employees, are eligible to participate in the 2006 bonus program. Below is a description of the 2006 bonus program, as adopted by the Compensation Committee.

         The purpose of the 2006 bonus program is to promote the interests of the Company and its stockholders by providing key employees with financial rewards upon achievement of specified business objectives, as well as help the Company attract and retain key employees by providing attractive compensation opportunities linked to performance results.

         The Company has established three bonus levels for its 2006 bonus program: Level 1, Level 2 and Level 3. Each of the levels represent the attainment by the Company of certain operating pre-tax profit (excluding charges to the Company for options and other share-based compensation) targets established by the Compensation Committee (each, a "Profit Goal"). If the Company does not achieve the Level 1 Profit Goal, no bonus will be paid to any named executive officer, other executive officer or employee pursuant to the 2006 bonus program. The bonuses that may become distributable based upon the Company's achievement of the Level 1 through Level 3 Profit Goals will be distributed by the Chief Executive Officer with approval from the Compensation Committee.

         The Company's Chief Executive Officer will receive a bonus under the 2006 bonus program that varies based upon achievement by the Company of the Level 1 through Level 3 Profit Goals. The Level 1 bonus amount for the Chief Executive Officer was established based upon the Compensation Committee's independent evaluation of his relative effect on the Company's performance. The Level 2 bonus is 20% greater than the Level 1 bonus, the Level 3 bonus is 50% greater than the Level 1 bonus.

         The Company's named executive officers (excluding the Chief Executive Officer), certain other executive officers and certain employees (each a "Participant" and collectively, the "Participants") will also receive a bonus under the 2006 bonus program that varies based upon achievement by the Company of the Level 1 through Level 3 Profit Goals. The Level 1 bonus amount for each Participant was established based upon the Compensation Committee's independent evaluation of his or her relative effect on the Company's performance. The Level 2 bonus is generally 48% greater than the Level 1 bonus and the Level 3 bonus is 100% greater than the Level 1 bonus.

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         In addition, the Company has established a contingency bonus pool under the 2006 bonus program that varies based upon the Company's achievement of the Level 1 through Level 3 Profit Goals and additional funds which may accrue for exceptional performance beyond the Level 3 Profit Goal. The contingency bonus pool will be distributed at the discretion of the Chairman and Chief Executive Officer with approval from the Compensation Committee.

         Payment of bonuses (if any) is normally made in February after the end of the performance period during which the bonuses were earned. In order to be eligible for a bonus under the 2006 bonus program, eligible participants must be employed through the end of fiscal year ending January 31, 2006. Bonuses normally will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CONN'S, INC.


Date:  April 4, 2005                        By:      /s/ David L. Rogers
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                                                     David L. Rogers
                                                     Chief Financial Officer